Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

Sixth Street Specialty Lending, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be paid	Equity	Common Stock, $0.01 par value per share(3)(4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Equity	Preferred Stock, $0.01 par value per share(3)(4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Other	Subscription Rights(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Other	Warrants(5)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees to be paid	Debt	Debt Securities(4)(6)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(2)	(2)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N-2	333-231271	May 7, 2019	$1,493.70

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					N/A		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

(1)	An unspecified amount of securities or aggregate principal amount, as applicable, of each identified class is being registered as may from time to time be sold at unspecified prices.
(2)

In accordance with Rules 456(b), 457(r) and 415(a)(6) promulgated under the Securities Act, the Registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a pay-as-you-go basis.

(3)	There is being registered hereunder an indeterminate number of shares of common stock or preferred stock, or subscription rights to purchase shares of common stock as may be sold, from time to time.
(4)

Includes such indeterminate number of shares of common stock, preferred stock or debt securities as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock, preferred stock or debt securities.

(5)	There is being registered hereunder an indeterminate number of warrants as may be sold, from time to time, representing rights to purchase common stock, preferred stock or debt securities.
(6)	There is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time.